FOLEY & LARDNER LLP ATTORNEYS AT LAW
ONE DETROIT CENTER 500 WOODWARD AVENUE, SUITE 2700 DETROIT, MI 48226-3489 313.234.7100 TEL 313.234.2800 FAX www.foley.com
July 28, 2005

Veri-Tek International, Corp.
50120 Pontiac Trail
Wixom, Michigan 48393

Re:	Registration Statement on Form S-8

Gentlemen:

        We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Veri-Tek International, Corp. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 350,000 shares (the “Shares”) of the authorized common stock, $0.001 par value, which may be issued or acquired pursuant to the Veri-Tek International Corp. 2004 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

        In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed necessary to deliver the opinion expressed below.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares, when and if issued in accordance with the terms and conditions of the Plan, will be duly authorized, validly issued, and fully paid and non-assessable.

        This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come

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Veri-Tek International Corporation
July 28, 2005

within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP